Exhibit 99.1

EVgo Inc. Reports Fourth Quarter and Full Year 2023 Results

●	Revenue reached $50.0 million in the fourth quarter, representing an increase of 83% year-over-year.
●	For the full year 2023, revenue reached $161.0 million, an increase of 195% over full year 2022, and exceeding the high-end of the Company’s guidance range.
●	Network throughput reached a record 50 gigawatt-hours (“GWh”) in the fourth quarter, an increase of 257% year-over-year.
●	Network throughput for the full year 2023 increased to 130 GWh, representing growth of 189% over full year 2022.
●	Ended 2023 with approximately 3,550 stalls in operation or under construction, including EVgo eXtend™ stalls, with over 260 new operational stalls added during the fourth quarter.
●	Added over 110,000 new customer accounts in the fourth quarter and approximately 366,000 during 2023, reaching more than 884,000 overall at the end of the year.
●	Net loss was $36.6 million for the fourth quarter of 2023 and $135.5 million for the full year 2023.
●	Adjusted EBITDA[1] was ($14.0) million for the fourth quarter of 2023, and ($58.8) million for the full year 2023, outperforming the high-end of the Company’s guidance range.

Los Angeles – March 6, 2024 – EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2023. Management will host a conference call today at 11:00 a.m. ET / 8:00 a.m. PT to discuss EVgo’s results and other business highlights.

Revenue reached $50.0 million in the fourth quarter of 2023, compared to $27.3 million in the fourth quarter of 2022, representing 83% year-over-year growth. For the full year 2023, revenue reached $161.0 million, compared to $54.6 million for the full year 2022, an increase of 195% year-over-year. Revenue growth was primarily driven by year-over-year increases in charging revenues and eXtendrevenue.

Network throughput increased to 50 GWh in the fourth quarter of 2023, compared to 14 GWh in the fourth quarter of 2022, representing 257% year-over-year growth. For the full year 2023, network throughput reached 130 GWh, reflecting an increase of 189% year-over-year. The Company added over 110,000 new customer accounts during the fourth quarter of 2023, bringing the overall number of customer accounts to more than 884,000 at the end of the year, an increase of 60% year-over-year.

“EVgo had a fantastic 2023 as we relentlessly focused on customer experience, a digital-first approach, and station development resulting in revenue growth that nearly tripled,” said Badar Khan, EVgo’s CEO. “Our throughput growth continues to significantly exceed growth in EVs in operation. We added over 930 new

1 Adjusted EBITDA is a non-GAAP measure and has not been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For additional information, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in this release.

stalls during the year including opening the first NEVI-funded site in the U.S. in London, Ohio with the Pilot Company and GM. Utilization and throughput growth accelerated driven by retail and fleet drivers.”

Mr. Khan concluded, “EVgo passed an important inflection point in 2023 in that as a result of the utilization and throughput levels we are now seeing across our network,  the installed base is now profitable on a stand-alone basis. In 2024, we are well positioned to continue to expand our network and increase revenues while continuing to realize operational leverage as we target Adjusted EBITDA1 breakeven in 2025.”

Business Highlights

●	Stall Development: The Company ended 2023 with 2,990 stalls in operation, including 100 EVgo eXtend™ stalls. EVgo added more than 260 new DC fast charging stalls during the quarter and over 930 over the full year.
●	Network Utilization: Utilization on the EVgo network in December 2023 was over 19%, up from 8% in December 2022.
●	Network Throughput: Average daily throughput per stall for the EVgo network was 201 kilowatt hours per day in December 2023, an increase of 179% compared to 72 kilowatt hours per day in December 2022.
●	Fleet Charging: EVgo’s public fleet charging business continues to grow, as full year 2023 fleet throughput grew over five times above full year 2022 fleet throughput driven by rideshare.
●	National Electric Vehicle Infrastructure Program (“NEVI”): EVgo and its eXtend™ partners opened the first and third sites in the country under the NEVI program in Ohio and Pennsylvania, respectively.
●	EVgo eXtendTM: EVgo ended 2023 with 100 operational EVgo eXtend™ stalls.
●	EVgo Autocharge+: Autocharge+ was approximately 17% of total charging sessions initiated in the fourth quarter and Autocharge+ charging sessions in the fourth quarter increased 191% compared to the fourth quarter of 2022.
●	PlugShare: PlugShare reached over 4.6 million registered users and achieved 7.9 million check-ins since inception.

1 A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.

Financial & Operational Highlights

The below represent summary financial and operational figures for the fourth quarter of 2023.

●	Revenue of $50.0 million
●	Network Throughput[1] of 50 gigawatt-hours
●	Customer Account Additions of more than 110,000 accounts
●	Gross Profit of $3.5 million
●	Net Loss of $36.6 million
●	Adjusted Gross Profit[2] of $13.3 million
●	Adjusted EBITDA[2] of ($14.0) million
●	Cash Flows Used in Operating Activities of $7.3 million
●	Capital Expenditures of $34.8 million
●	Capital Expenditures, Net of Capital Offsets[2] of $21.8 million

The below represent summary financial and operational figures for the full year 2023.

●	Revenue of $161.0 million
●	Network Throughput[1] of 130 gigawatt-hours
●	Customer Account Additions of more than 366,000 accounts
●	Gross Profit of $9.7 million
●	Net Loss of $135.5 million
●	Adjusted Gross Profit[2] of $41.8 million
●	Adjusted EBITDA[2] of ($58.8) million
●	Cash Flows Used in Operating Activities of $37.1 million
●	Capital Expenditures of $158.9 million
●	Capital Expenditures, Net of Capital Offsets[2] of $122.8 million

1 Network throughput for EVgo network excludes EVgo eXtend™ sites.

2 Adjusted Gross Profit, Adjusted EBITDA, and Capital Expenditures, Net of Capital Offsets are non-GAAP measures and have not been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in this release.

(unaudited, dollars in thousands)	Q4'23	Q4'22	Better (Worse)	FY 2023	FY 2022	Better (Worse)
Network Throughput (GWh)	50	14	257%	130	45	189%
Revenue	$49,994	$27,303	83%	$160,953	$54,588	195%
Gross profit (loss)	$3,540	$(1,099)	422%	$9,714	$(5,651)	272%
Gross margin	7.1%	(4.0)%	1,110 bps	6.0%	(10.4)%	1,640 bps
Net loss	$(36,589)	$(17,049)	(115)%	$(135,466)	$(106,240)	(28)%
Adjusted Gross Profit[1]	$13,253	$4,993	165%	$41,792	$13,246	216%
Adjusted Gross Margin[1]	26.5%	18.3%	820 bps	26.0%	24.3%	170 bps
Adjusted EBITDA[1]	$(13,962)	$(20,058)	30%	$(58,830)	$(80,246)	27%

(unaudited, dollars in thousands)	Q4'23	Q4'22	Change	FY 2023	FY 2022	Change

Cash flows used in operating activities	$(7,274)	$(1,457)	(399)%	$(37,055)	$(58,794)	37%

Capital expenditures	$34,811	$66,366	(48)%	$158,896	$200,251	(21)%
Capital offsets:
OEM infrastructure payments	5,695	7,000	(19)%	21,633	7,000	209%
Proceeds from capital-build funding	7,353	3,224	128%	14,432	10,088	43%
Total capital offsets	13,048	10,224	28%	36,065	17,088	111%
Capital Expenditures, Net of Capital Offsets[1]	$21,763	$56,142	(61)%	$122,831	$183,163	(33)%

	12/31/2023	12/31/2022	Increase
Stalls in operation or under construction:
EVgo Network	3,360	2,830	19%
EVgo eXtend™	190	—	* %
Total stalls in operation or under construction	3,550	2,830	25%

Stalls in operation:
EVgo Network	2,890	2,180	33%
EVgo eXtend™	100	—	* %
Total stalls in operation	2,990	2,180	37%

* Percentage not meaningful.

1 Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Capital Expenditures, Net of Capital Offsets are non-GAAP measures and have not been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in this release.

2024 Financial Guidance

EVgo is introducing 2024 guidance as follows:

●	Total revenue of $220 – $270 million
●	Adjusted EBITDA[1] of ($48) – ($30) million

Conference Call Information

A live audio webcast and conference call for EVgo’s fourth quarter and full year 2023 earnings release will be held today at 11:00 a.m. ET / 8:00 a.m. PT. The webcast will be available at investors.evgo.com, and the dial-in information for those wishing to access via phone is:

Toll Free: (800) 715-9871 (for U.S. callers)
Toll/International: (646) 307-1963 (for callers outside the U.S.)

Conference ID: 6304708

This press release, along with other investor materials that will be used or referred to during the webcast and conference call, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is a leader in electric vehicle charging solutions, building and operating the infrastructure and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses. EVgo is one of the nation’s largest public fast charging networks, featuring over 950 fast charging locations across more than 35 states, including stations built through EVgo eXtend™, its white label service offering. EVgo is accelerating transportation electrification through partnerships with automakers, fleet and rideshare operators, retail hosts such as grocery stores, shopping centers, and gas stations, policy leaders, and other organizations. With a rapidly growing network and unique service offerings for drivers and partners including EVgo Optima™, EVgo Inside™, EVgo Rewards™, and Autocharge+, EVgo enables a world-class charging experience where drivers live, work, travel and play.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned, therefore, against relying on any of these forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial and operating performance, revenues, market size and opportunity, capital expenditures,

1 A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.

stalls in operation or under construction, network throughput, business strategies and utilization growth; EVgo being “well positioned to continue to expand [its] network and increase revenues while continuing to realize operational leverage” and “target Adjusted EBITDA breakeven in 2025;” EVgo’s expectation of market position and progress on its network buildout, customer experience, technological capabilities and cost efficiencies; growth in the Company’s throughput versus the growth in electric vehicles (“EVs”) in operation; growth in the Company’s fleet business; the Company’s collaboration with partners enabling effective deployment of chargers, including under its contract with the Pilot Company and GM; and anticipated awards of funding in connection with the NEVI program and associated state programs. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes or developments in the broader general market; EVgo’s dependence on the widespread adoption of EVs and growth of the EV and EV charging markets; competition from existing and new competitors; EVgo’s ability to expand into new service markets, grow its customer base and manage its operations; the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns; fluctuations in EVgo’s revenue and operating results; unfavorable conditions or disruptions in the capital and credit markets and EVgo’s ability to obtain additional financing on commercially reasonable terms; EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness; any current, pending or future legislation, regulations or policies that could impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs and any reduction, modification or elimination of such programs; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards and market demands related to EV charging; impediments to EVgo’s expansion plans, including permitting and utility-related delays; EVgo’s ability to integrate any businesses it acquires; EVgo’s ability to recruit and retain experienced personnel; risks related to legal proceedings or claims, including liability claims; EVgo’s dependence on third parties, including hardware and software vendors and service providers, utilities and permit-granting entities; supply chain disruptions, inflation and other increases in expenses; safety and environmental requirements or regulations that may subject EVgo to unanticipated liabilities or costs; EVgo’s ability to enter into and maintain valuable partnerships with commercial or public-entity property owners, landlords and/or tenants (collectively “Site Hosts”), original equipment manufacturers (“OEMs”), fleet operators and suppliers; EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property; and general economic or political conditions, including the conflicts in Ukraine, Israel and the broader Middle East region, and elevated rates of inflation and associated changes in monetary policy. Additional risks and uncertainties that could affect the Company’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” in EVgo’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to EVgo as of the date hereof, and EVgo does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Financial Statements

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2023	2022
(in thousands)	(unaudited)
Assets
Current assets
Cash, cash equivalents and restricted cash	$209,146	$246,193
Accounts receivable, net of allowance of $1,116 and $687 as of December 31, 2023 and 2022, respectively	34,882	11,075
Accounts receivable, capital-build	9,297	8,011
Prepaid expenses and other current assets[1]	14,081	10,205
Total current assets	267,406	275,484
Property, equipment and software, net	389,227	308,112
Operating lease right-of-use assets	67,724	51,856
Restricted cash	—	300
Other assets	2,208	2,308
Intangible assets, net	48,997	60,612
Goodwill	31,052	31,052
Total assets	$806,614	$729,724

Liabilities, redeemable noncontrolling interest and stockholders’ deficit
Current liabilities
Accounts payable	$10,133	$9,128
Accrued liabilities	40,549	39,233
Operating lease liabilities, current	6,018	4,958
Deferred revenue, current	23,114	16,023
Customer deposits	9,235	17,867
Other current liabilities	298	136
Total current liabilities	89,347	87,345
Operating lease liabilities, noncurrent	61,987	45,689
Earnout liability, at fair value	654	1,730
Asset retirement obligations	18,232	15,473
Capital-build liability	35,787	26,157
Deferred revenue, noncurrent	55,091	23,900
Warrant liabilities, at fair value	5,141	12,304
Total liabilities	266,239	212,598
Commitments and contingencies
Redeemable noncontrolling interest	700,964	875,226
Stockholders' deficit	(160,589)	(358,100)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$806,614	$729,724

[1] During the year ended December 31, 2023, prepaid expenses and other current assets were combined into a single line item. Previously reported amounts have been updated to conform to the current period presentation.

EVgo Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
(in thousands, except per share data)	2023	2022	Change %	2023	2022	Change %
Revenue
Charging, retail	$16,678	$5,828	186%	$45,735	$18,895	142%
Charging, commercial	6,316	1,322	378%	14,491	3,363	331%
Charging, OEM	2,171	349	522%	5,186	941	451%
Regulatory credit sales	2,044	968	111%	6,679	5,652	18%
Network, OEM	1,126	626	80%	5,681	2,451	132%
Total charging network	28,335	9,093	212%	77,772	31,302	148%
eXtend	18,314	16,689	10%	72,362	18,443	292%
Ancillary	3,345	1,521	120%	10,819	4,843	123%
Total revenue	49,994	27,303	83%	160,953	54,588	195%

Cost of sales
Charging network[1]	18,490	9,259	100%	56,034	26,536	111%
Other[1]	18,353	13,106	40%	63,350	14,924	324%
Depreciation, net of capital-build amortization	9,611	6,037	59%	31,855	18,779	70%
Total cost of sales	46,454	28,402	64%	151,239	60,239	151%
Gross profit (loss)	3,540	(1,099)	422%	9,714	(5,651)	272%

Operating expenses
General and administrative	38,792	36,785	5%	143,015	126,713	13%
Depreciation, amortization and accretion	5,564	4,604	21%	20,106	17,139	17%
Total operating expenses	44,356	41,389	7%	163,121	143,852	13%
Operating loss	(40,816)	(42,488)	4%	(153,407)	(149,503)	(3)%

Interest expense	—	—	* %	—	(21)	100%
Interest income	2,659	2,152	24%	9,754	4,479	118%
Other expense, net	(11)	(46)	76%	(10)	(815)	99%
Change in fair value of earnout liability	201	2,153	(91)%	1,076	3,481	(69)%
Change in fair value of warrant liabilities	1,378	21,176	(93)%	7,163	36,157	(80)%
Total other income, net	4,227	25,435	(83)%	17,983	43,281	(58)%
Loss before income tax benefit (expense)	(36,589)	(17,053)	(115)%	(135,424)	(106,222)	(27)%
Income tax benefit (expense)	—	4	(100)%	(42)	(18)	(133)%
Net loss	(36,589)	(17,049)	(115)%	(135,466)	(106,240)	(28)%
Less: net loss attributable to redeemable noncontrolling interest	(23,985)	(12,612)	(90)%	(93,039)	(78,665)	(18)%
Net loss attributable to Class A common stockholders	$(12,604)	$(4,437)	(184)%	$(42,427)	(27,575)	(54)%

Net loss per share to Class A common stockholders, basic and diluted	$(0.12)	$(0.06)		$(0.46)	$(0.40)
Weighted average common stock outstanding, basic and diluted	102,874	69,330		90,589	68,714

[1] During the year ended December 31, 2023, charging network and other were broken out from cost of revenue and presented separately. Previously reported amounts have been updated to conform to the current period presentation.

* Not meaningful

EVgo Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2023	2022
(in thousands)	(unaudited)
Cash flows from operating activities
Net loss	$(135,466)	$(106,240)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, amortization and accretion	51,961	35,918
Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense[1]	11,496	8,278
Share-based compensation	29,724	25,048
Change in fair value of earnout liability	(1,076)	(3,481)
Change in fair value of warrant liabilities	(7,163)	(36,157)
Other	34	777
Changes in operating assets and liabilities
Accounts receivable, net	(23,810)	(8,516)
Receivables from related parties	1	1,500
Prepaid expenses and other current assets and other assets	(2,697)	(2,364)
Operating lease assets and liabilities, net	1,492	(519)
Accounts payable	654	1,371
Accrued liabilities	8,287	7,320
Deferred revenue	38,282	13,070
Customer deposits	(8,632)	6,275
Other current and noncurrent liabilities	(142)	(1,074)
Net cash used in operating activities	(37,055)	(58,794)
Cash flows from investing activities
Capital expenditures	(158,896)	(200,251)
Proceeds from sale-leaseback transactions	15,273	—
Proceeds from insurance for property losses	311	710
Purchases of investments	—	(37,332)
Proceeds from sale of investments	—	37,166
Net cash used in investing activities	(143,312)	(199,707)
Cash flows from financing activities
Proceeds from issuance of Class A common stock under the ATM	5,828	10,654
Proceeds from issuance of Class A common stock under the equity offering	128,023	—
Proceeds from capital-build funding	14,432	10,088
Proceeds from exercise of warrants	—	3
Payments of withholding tax on net issuance of restricted stock units	—	(25)
Payments of deferred debt issuance costs	(286)	—
Payments of deferred equity issuance costs	(4,977)	(907)
Net cash provided by financing activities	143,020	19,813
Net decrease in cash, cash equivalents and restricted cash	(37,347)	(238,688)
Cash, cash equivalents and restricted cash, beginning of period	246,493	485,181
Cash, cash equivalents and restricted cash, end of period	$209,146	$246,493

1 During the year ended December 31, 2023, the Company reclassified insurance proceeds from property losses from “other” to “loss on disposal of property and equipment, net of insurance recoveries, and impairment expense.” Previously reported amounts have been updated to conform to the current period presentation.

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included at the end of this release.

Definitions of Non-GAAP Financial Measures

This release includes the following non-GAAP financial measures, in each case as defined below: “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Capital Expenditures, Net of Capital Offsets.” With respect to Capital Expenditures, Net of Capital Offsets, pursuant to the terms of certain OEM contracts, EVgo is paid well in advance of when revenue can be recognized, and usually, the payment is tied to the number of stalls that commence operations under the applicable contractual arrangement while the related revenue is deferred at the time of payment and is recognized as revenue over time as EVgo provides charging and other services to the OEM and the OEM’s customers. EVgo management therefore uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business, including the cash used for, and the return on, its investment in its charging infrastructure. EVgo believes that these measures are useful to investors in evaluating EVgo’s performance and help to depict a meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.

Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, and Capital Expenditures, Net of Capital Offsets are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) bad debt expense (recoveries), and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest income, (v) interest expense, and (vi) income tax expense (benefit). EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) loss on investments, (iv) bad debt expense (recoveries), (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. EVgo defines Capital Expenditures, Net of Capital Offsets as capital expenditures adjusted for the following capital offsets: (i) all payments under OEM infrastructure agreements excluding any amounts directly attributable to OEM customer charging credit programs and pass-through of non-capital expense reimbursements, and (ii) proceeds from capital-build funding. The tables below present quantitative reconciliations of these measures to their most directly comparable GAAP measures as described in this paragraph.

Reconciliations of Non-GAAP Financial Measures

The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q4'23	Q4'22	Change	FY 2023	FY 2022	Change

Revenue	$49,994	$27,303	83%	$160,953	$54,588	195%

Net loss	$(36,589)	$(17,049)	(115)%	$(135,466)	$(106,240)	(28)%
Net loss margin	(73.2)%	(62.4)%	(1,080) bps	(84.2)%	(194.6)%	* bps
Adjustments:
Depreciation, net of capital-build amortization	9,729	6,140	58%	32,350	19,103	69%
Amortization	4,831	4,057	19%	17,331	14,900	16%
Accretion	615	444	39%	2,280	1,915	19%
Interest income	(2,659)	(2,152)	(24)%	(9,754)	(4,479)	(118)%
Interest expense	—	—	* %	—	21	(100)%
Income tax (benefit) expense	—	(4)	100%	42	18	133%
EBITDA	(24,073)	(8,564)	(181)%	(93,217)	(74,762)	(25)%
EBITDA margin	(48.2)%	(31.4)%	(1,680) bps	(57.9)%	(137.0)%	7,910 bps
Adjustments:
Share-based compensation	8,701	7,607	14%	29,724	25,048	19%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense[1]	3,431	4,411	(22)%	11,496	8,278	39%
Loss on investments	10	34	(71)%	26	783	(97)%
Bad debt expense (recoveries)	118	(85)	239%	470	(18)	* %
Change in fair value of earnout liability	(201)	(2,153)	91%	(1,076)	(3,481)	69%
Change in fair value of warrant liabilities	(1,378)	(21,176)	93%	(7,163)	(36,157)	80%
Other[1,2]	(570)	(132)	(332)%	910	63	* %
Adjusted EBITDA	$(13,962)	$(20,058)	30%	$(58,830)	$(80,246)	27%
Adjusted EBITDA Margin	(27.9)%	(73.5)%	4,560 bps	(36.6)%	(147.0)%	* bps

* Percentage greater than 999%, bps greater than 9,999 or not meaningful.

[1] During the year ended December 31, 2023, the Company reclassified insurance proceeds from property losses from "other" to "loss on disposal of property and equipment, net of insurance recoveries, and impairment expense." Previously reported amounts have been updated to conform to the current period presentation.

[2] For the year ended December 31, 2023, comprised primarily of costs related to the reorganization of Company resources previously announced by the Company on February 23, 2023, the petition filed by EVgo in the Delaware Court of Chancery in February 2023 seeking validation of EVgo's charter and share structure (the “205 Petition”), and employee retention tax credits (“ERCs”) earned under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q4'23	Q4'22	Change	FY 2023	FY 2022	Change

Revenue	$49,994	$27,303	83%	$160,953	$54,588	195%
Cost of sales	46,454	28,402	64%	151,239	60,239	151%
Gross profit (loss)	$3,540	$(1,099)	422%	$9,714	$(5,651)	272%
Cost of sales as a percentage of revenue	92.9%	104.0%	(1,110) bps	94.0%	110.4%	(1,640) bps
Gross margin	7.1%	(4.0)%	1,110 bps	6.0%	(10.4)%	1,640 bps

Adjustments:
Depreciation, net of capital-build amortization	$9,611	$6,037	59%	$31,855	$18,779	70%
Share-based compensation	102	55	85%	223	118	89%
Total adjustments	9,713	6,092	59%	32,078	18,897	70%
Adjusted Cost of Sales	$36,741	$22,310	65%	$119,161	$41,342	188%
Adjusted Cost of Sales as a Percentage of Revenue	73.5%	81.7%	(820) bps	74.0%	75.7%	(170) bps
Adjusted Gross Profit	$13,253	$4,993	165%	$41,792	$13,246	216%
Adjusted Gross Margin	26.5%	18.3%	820 bps	26.0%	24.3%	170 bps

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q4'23	Q4'22	Change	FY 2023	FY 2022	Change

Revenue	$49,994	$27,303	83%	$160,953	$54,588	195%
General and administrative expenses	$38,792	$36,785	5%	$143,015	$126,713	13%
General and administrative expenses as a percentage of revenue	77.6%	134.7%	(5,710) bps	88.9%	232.1%	* bps

Adjustments:
Share-based compensation	$8,599	$7,553	14%	$29,501	$24,929	18%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense[1]	3,431	4,411	(22)%	11,496	8,278	39%
Bad debt expense (recoveries)	118	(85)	239%	470	(18)	* %
Other[1,2]	(570)	(132)	(332)%	910	63	* %
Total adjustments	11,578	11,747	(1)%	42,377	33,252	27%
Adjusted General and Administrative Expenses	$27,214	$25,038	9%	$100,638	$93,461	8%
Adjusted General and Administrative Expenses as a Percentage of Revenue	54.4%	91.7%	(3,730) bps	62.5%	171.2%	* bps

* Percentage greater than 999% or bps greater than 9,999

[1] During the year ended December 31, 2023, the Company reclassified insurance proceeds from property losses from "other" to "loss on disposal of property and equipment, net of insurance recoveries, and impairment expense." Previously reported amounts have been updated to conform to the current period presentation.

[2] For the year ended December 31, 2023, comprised primarily of costs related to the reorganization of Company resources previously announced by the Company on February 23, 2023, the 205 petition, and ERCs earned under the CARES Act.

The following unaudited table presents a reconciliation of Capital Expenditures, Net of Capital Offsets, to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q4'23	Q4'22	Change	FY 2023	FY 2022	Change

Capital expenditures	$34,811	$66,366	(48)%	$158,896	$200,251	(21)%

Capital offsets:
OEM infrastructure payments	$5,695	$7,000	(19)%	$21,633	$7,000	209%
Proceeds from capital-build funding	7,353	3,224	128%	14,432	10,088	43%
Total capital offsets	13,048	10,224	28%	36,065	17,088	111%
Capital Expenditures, Net of Capital Offsets	$21,763	$56,142	(61)%	$122,831	$183,163	(33)%

For investors:
investors@evgo.com

For Media:
press@evgo.com

Source: EVgo Inc.